Exhibit 99.1

GENIUS BRANDS INTERNATIONAL SELECTS SONY DADC AS

EXCLUSIVE LONG-TERM DISTRIBUTOR

Deal To Provide CD/DVD/BD Replication, Packaging and Distribution Services

Beverly Hills, CA (February 5, 2014) -- Genius Brands International, Inc. (OTCQB:GNUS), a global brand management company dedicated to providing entertaining and enriching ‘content with a purpose’ for toddlers to tweens, has entered into an exclusive long-term agreement with Sony DADC, the optical disc manufacturing and fulfillment arm of Sony, to provide all CD, DVD and BD replication, packaging and distribution to Genius Brands International’s direct customers. The announcement was made today by Andy Heyward, Chairman and CEO, Genius Brands International.

Under the terms of the long-term, exclusive supply chain services agreement, Sony DADC will provide disc replication, packaging and distribution services for Genius Brands International’s content across all physical media, including DVD, CD, Blu-ray, etc.

“Our collaboration with Sony DADC will be important to the growth and expansion of Genius Brands International. By streamlining our direct-to-consumer distribution process, we’re taking steps to ensure timely access to the vast array of Genius Brands content,” said Heyward. “We are thrilled to be able to leverage Sony DADC’s world class services and ability to deliver a strong rollout both today and in the future.”

“Physical media, such as CDs, DVDs and Blu-Ray discs, are still the major component for the worldwide entertainment market, particularly among children,” said Paul Scott, Executive Vice President, Sales & Marketing, Sony DADC. “We are delighted to have the opportunity to work closely with Genius Brands International team to actively support and grow their business.”

Concurrent to the newly announced relationship with Sony DADC, Genius Brands International is in discussions with a number of third-party distributors for the delivery of BD, DVD, and CD productions into the retail marketplace, as well as for the digital delivery of content directly to consumers. These will include content from the Baby Genius® catalog, as well as new content productions, series, made-for-video movies on all of the other Genius Brands International’s characters, and upcoming brands.

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Genius Brands International-Sony DADC Release

About Genius Brands International

Headquartered in Los Angeles, California, Genius Brands International (OTCQB:GNUS) is a publicly traded multimedia content and brand management company with the merged assets of A Squared Entertainment LLC and Genius Brands International, Inc.

Led by industry veterans, Andy Heyward and Amy Moynihan Heyward, Genius Brands International includes award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Gisele Bündchen's Gisele & the Green Team, Martha Stewart's Martha & Friends, Thomas Edison's Secret Lab and Stan Lee Comics, featuring its first movie, Stan Lee's Mighty 7. The Company provides "content with a purpose" for kids of all ages, meaning interactive content that is as entertaining as it is enriching.

About Sony DADC

Sony DADC is a leading disc and digital service provider for the entertainment, education, and information industries, offering world-class digital and physical supply chain solutions, software services, and optical media replication services. The company’s network consists of service offices, optical media production, distribution and digital facilities in 19 countries worldwide.

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Forward Looking Statements:

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACTS:

Michelle Orsi/Carol Holdsworth

Three.Sixty Marketing + Communications

michelle@360-comm.com

310.418.6430/805.252.1848

INVESTORS RELATIONS CONTACT:

Paul Kuntz

RedChip

paul@redchip.com

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